UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): February 25, 2022

COMSCORE, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33520	54-1955550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
11950 Democracy Drive
Suite 600
Reston, Virginia 20190
(Address of principal executive offices, including zip code)
(703) 438–2000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock, par value $0.001 per share	SCOR	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
On February 25, 2022, comScore, Inc. (the "Company") entered into an amendment (the "Amendment") to its senior secured revolving credit agreement dated May 5, 2021 (the "Credit Agreement") among the Company, as borrower, the Company's subsidiaries from time to time party thereto, as guarantors, Bank of America, N.A., as administrative agent, and the lenders from time to time party thereto.
The Amendment, among other things, (i) increased the aggregate commitments available under the Credit Agreement from $25.0 million to $40.0 million, (ii) replaced the Eurodollar Rate (as defined in the Credit Agreement) with a SOFR-based interest rate, (iii) modified the Applicable Rate definition in the Credit Agreement to increase the Applicable Rate payable on SOFR-based loans to 2.50% until the date a compliance certificate is received for the quarter ending March 31, 2023, with such Applicable Rate thereafter reducing to 2.25%, (iv) modified the measurement periods for certain financial covenants contained in the Credit Agreement, and (v) introduced a consolidated asset coverage ratio covenant.
The foregoing summary of the Amendment is qualified in its entirety by reference to the full text of the Amendment, a copy of which is attached as Exhibit 10.1 hereto and is incorporated herein by reference.
As of February 28, 2022, the Company had borrowings of $16.0 million and letters of credit totaling $3.3 million outstanding under the Credit Agreement, consistent with the outstanding balances as of December 31, 2021.
Item 2.02 Results of Operations and Financial Condition.
On February 28, 2022, the Company issued a press release announcing its financial results for the period ended December 31, 2021. A copy of the press release announcing the foregoing is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.
The information in this Item 2.02, including Exhibit 99.1 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 (the "Securities Act") or the Exchange Act, regardless of any general incorporation language in such filing.
Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On February 28, 2022, the Company's Chief Executive Officer ("CEO") and Executive Vice Chairman, William Livek, announced his intention to retire as the Company's CEO and transition to a non-executive Vice Chairman role after his successor as CEO is named. Mr. Livek plans to serve as non-executive Vice Chairman of the Company's Board of Directors (the "Board") through the completion of his Board term in 2024.
Also on February 28, 2022, the Company and Mr. Livek entered into a Transition and Separation Agreement (the "Transition Agreement") to facilitate Mr. Livek's retirement as CEO. Pursuant to the Transition Agreement, Mr. Livek has agreed to serve in his current capacity as CEO in order to ensure a seamless transition through the date on which the Company appoints a new CEO, at which time Mr. Livek's employment with the Company will end. During his service as CEO, Mr. Livek will remain eligible to earn (i) base salary at his current rate, (ii) short-term incentive compensation pursuant to the Company's short-term incentive program, and (iii) long-term incentive compensation pursuant to the Company's 2018 Equity and Incentive Compensation Plan. For the year in which Mr. Livek's retirement occurs, his short-term and long-term incentive awards will be prorated for his period of service as CEO and will be paid or vested, as applicable, otherwise in accordance with the short-term and long-term incentive compensation programs.
Subject to Mr. Livek's timely execution and non-revocation of a general release of claims following his retirement, and his continued compliance with the terms of the Transition Agreement, Mr. Livek will receive cash severance and healthcare continuation coverage consistent with the terms of the Change of Control and Severance Agreement between Mr. Livek and the Company executed on September 28, 2015. As part of the Transition Agreement, Mr. Livek entered into a general release of claims in favor of the Company and affirmed his obligations to abide by certain restrictive covenants.
Mr. Livek's outstanding equity awards will remain outstanding and continue to vest or be exercisable (as applicable) in accordance with their terms following his transition to serving as non-executive Vice Chairman, provided that any outstanding performance-based restricted stock units granted to Mr. Livek pursuant to the Performance Restricted Stock Units Award Agreement dated November 4, 2019 (i) will not vest upon a change of control, and (ii) will vest upon Mr. Livek's separation from service as a member of the Board. During his service as a non-employee director, Mr. Livek will receive standard non-employee director compensation (including annual Board retainers and equity awards) payable on the same terms as applicable to the Company's other non-employee directors. Finally, the Company agreed to reimburse up to $10,000 in attorneys' fees incurred by Mr. Livek in connection with the Transition Agreement.
The foregoing summary of the Transition Agreement is qualified in its entirety by reference to the full text of the Transition Agreement, a copy of which is attached as Exhibit 10.2 hereto and is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.
As described in Item 5.02, on February 28, 2022, Mr. Livek announced his intention to retire as the Company's CEO and transition to a non-executive Vice Chairman role after his successor as CEO is named. A copy of the press release announcing the foregoing is furnished as Exhibit 99.2 hereto and is incorporated herein by reference.
The information in this Item 7.01, including Exhibit 99.2 attached hereto, is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, regardless of any general incorporation language in such filing.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1
First Amendment, dated as of February 25, 2022, to the Credit Agreement among comScore, Inc. (as Borrower), certain subsidiaries of the Borrower (as Guarantors), Bank of America N.A. (as Administrative Agent), and the lenders party thereto

10.2	Transition and Separation Agreement, dated as of February 28, 2022, between comScore, Inc. and William Livek

99.1	Press Release dated February 28, 2022

99.2	Press Release dated February 28, 2022

101.INS	XBRL Instance Document - the instance document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH	Inline XBRL Taxonomy Extension Schema Document.

101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File - the cover page iXBRL tags are embedded within the Inline XBRL document

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

comScore, Inc.

By:	/s/ Jonathan Carpenter
Jonathan Carpenter
Chief Financial Officer and Treasurer
Date: February 28, 2022
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